Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Exhibit 99.2

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Independent Auditors’ Report
The Board of Directors
Vale Fertilizantes S.A.:
We have audited the accompanying carve-out combined consolidated financial statements of the fertilizer operations of Vale S.A. and its subsidiaries (the “Reporting Entity”) which comprise the carve-out combined consolidated statement of financial position as of December 31, 2016, and the related carve-out combined consolidated statements of profit or loss, comprehensive income (loss), changes in net assets, and cash flows for the year then ended, and the related notes to the carve-out combined consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these carve-out combined consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the carve-out combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these carve-out combined consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out combined consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out combined consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the carve-out combined consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Reporting Entity’s preparation and fair presentation of the carve-out combined consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Reporting Entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out combined consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the 2016 carve-out combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Reporting Entity as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Emphasis of Matter
As discussed in Note 2 to the carve-out combined consolidated financial statements, these carve-out combined consolidated financial statements were prepared to present a probable significant acquisition of assets and liabilities, and the associated revenues and expenses, including allocations deemed reasonable by management of the Reporting Entity, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, based on the purchase and sale agreement between Vale S.A. and the Mosaic Company, as described in Note 1 to the carve-out combined consolidated financial statements. Our opinion does not include a modification related to this matter.

Other Matter

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The accompanying carve-out combined consolidated statement of financial position of the Reporting Entity as of December 31, 2015, and the related statements of profit or loss, comprehensive income (loss), changes in net assets and cash flows for the year then ended were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

Osasco, December 1, 2017

KPMG Auditores Independentes
CRC 2SP028567/O-1 F-SP

Ulysses M. Duarte Magalhães
Accountant CRC RJ-092095/O-8

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Vale Fertilizantes S.A
Combined Consolidated Statements of Financial Position
(In thousands of United States dollars)
			(Unaudited)				(Unaudited)
Assets	Note	December 31, 2016	December 31, 2015	Liabilities	Note	December 31, 2016	December 31, 2015

Current assets				Current liabilities
Cash and cash equivalents	3	104,419	221,798	Trade and other payables	12	186,995	208,440
Trade and other receivables, net	4	106,333	128,629	Supply chain finance	13	72,401	266,822
Inventories	5	318,447	423,336	Loans and borrowings		17,447	15,314
Recoverable taxes	6	62,020	87,297	Taxes payable		13,061	12,129
		591,219	861,060	Payroll and related charges		46,775	34,937
Non-current assets held for sale	8	549,250	—	Provisions	14	17,650	11,170
		1,140,469	861,060	Finance leases		4,506	4,083
						358,835	552,895
				Liabilities associated with non-current assets held for sale	8	181,854	—
Non-current assets						540,689	552,895
Trade and other receivables, net	4	220,763	177,985
Inventories	5	21,909	21,863	Non-current liabilities
Judicial deposits	13 a	61,003	42,860	Trade and other payables	12	34,741	19,534
Deferred income taxes	7 a	504,616	103,766	Loans and borrowings		15,889	27,928
Recoverable taxes	6	172,476	104,381	Finance leases		52,694	57,199
Investments in associates	10	90,138	74,619	Provisions	14	361,526	290,736
Property, plant and equipment, net	11	3,001,759	3,796,556	Employee benefits	15	174,394	51,745
Intangibles, net		10,412	63,486	Advance for future increase of share capital		—	164,063
		4,083,076	4,385,516			639,244	611,205
				Net assets attributable to parents of the Company		3,808,642	3,821,426
				Non-controlling interests		234,970	261,050
				Net assets		4,043,612	4,082,476
Total assets		5,223,545	5,246,576	Total liabilities and net assets		5,223,545	5,246,576

The accompanying notes are an integral part of these carve-out combined consolidated financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Profit or Loss
(In thousands of United States dollars)

			(Unaudited)
	Note	December 31, 2016	December 31, 2015

Net operating revenue		1,939,186	2,295,862
Cost of goods sold and services rendered	16 a	(1,951,222)	(1,869,176)
Gross loss / income		(12,036)	426,686
Selling and administrative expenses	16 b	(59,273)	(43,379)
Other operating expenses, net	16 c	(1,086,133)	(113,205)
Share of profit of equity-accounted investees, net of tax		3,365	5,748
Operating loss / income		(1,154,077)	275,850
Financial income	17	84,153	46,218
Financial expenses	17	(64,298)	(194,565)
Financial result, net		19,855	(148,347)
Net income (loss) before income taxes		(1,134,222)	127,503
Income tax and Social contribution
Current	8 b	2,915	(55,784)
Deferred	8 b	332,191	(138,222)
Net loss for the year		(799,116)	(66,503)
Net income attributable to non-controlling interests		1,921	9,061
Net loss attributable to the parent		(801,037)	(75,564)

The accompanying notes are an integral part of these carve-out combined consolidated financial statements

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Comprehensive Income (Loss)
(In thousands of United States dollars)

		(Unaudited)
	December 31, 2016	December 31, 2015

Net loss	(799,116)	(66,503)
Other comprehensive income (loss), net of taxes
Items that will not be reclassified to profit or loss;
Translation adjustments	678,027	(1,693,397)
Employee benefits - Defined benefit plans	(74,201)	8,687
	603,826	(1,684,710)
Total comprehensive loss	(195,290)	(1,751,213)
Comprehensive income attributable to non-controlling interests	1,911	9,061
Comprehensive loss attributable to the parent	(197,201)	(1,760,274)

The accompanying notes are an integral part of these carve-out combined consolidated financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Changes in Net Assets
(In thousands of United States dollars)

		Results from				Net assets
		operation with	Unrealized fair	Cumulative		attributable
	Share	Non-controlling	value gain	translation	Accumulated	to owners	Non-controlling
	capital	interest	(losses)	adjustments	losses	of the Company	interests	Net assets

Balance at January 01, 2015 (Unaudited)	12,007,626	(379,458)	35,533	(3,703,116)	(2,481,065)	5,479,520	278,479	5,757,999
(Loss) net income	—	—	—	—	(75,564)	(75,564)	9,061	(66,503)
Capital Increase	129,236	—	—	—	—	129,236	13,698	142,934
Allocation of fertilizer business result from Vale (Note 2a)	(11,781)	—	—	—	—	(11,781)	—	(11,781)
Dividends of non-controlling interest	—	—	—	—	—	—	(40,188)	(40,188)
Translation adjustments	—	—	(6,381)	(1,687,016)	—	(1,693,397)	—	(1,693,397)
Changes of NCI without a change in control	—	(15,275)	—	—	—	(15,275)	—	(15,275)
Employee benefits - Defined benefit plans, net of taxes	—	—	8,687	—	—	8,687	—	8,687
Balance at December 31, 2015 (Unaudited)	12,125,081	(394,733)	37,839	(5,390,132)	(2,556,629)	3,821,426	261,050	4,082,476
(Loss) net income	—	—	—	—	(801,037)	(801,037)	1,921	(799,116)
Capital Increase	188,504	—	—	—	—	188,504	—	188,504
Allocation of fertilizer business result from Vale (Note 2a)	(4,785)	—	—	—	—	(4,785)	—	(4,785)
Dividends of non-controlling interest	—	—	—	—	—	—	(27,991)	(27,991)
Translation adjustments	—	—	122	677,915	—	678,037	(10)	678,027
Changes of NCI without a change in control	—	698	—	—	—	698	—	698
Employee benefits - Defined benefit plans, net of taxes	—	—	(74,201)	—	—	(74,201)	—	(74,201)
Balance at December 31, 2016	12,308,800	(394,035)	(36,240)	(4,712,217)	(3,357,666)	3,808,642	234,970	4,043,612

The accompanying notes are an integral part of these carve-out combined consolidated financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Vale Fertilizantes S.A
Carve-out Combined Consolidated Statements of Cash Flows - Indirect Method
(In thousands of United States dollars)

		(Unaudited)
	December 31, 2016	December 31, 2015

Cash flows from operating activities

Net income (loss) before income taxes	(1,134,222)	127,503

Depreciation, amortization and depletion	328,935	337,192
Results on measurement or sale of non-current assets	7,521	(12,541)
Impairment charges	1,018,719	(21,115)
Share of profit of equity-accounting investees, net of tax	(3,365)	(5,748)
Unrealized financial results, net	41,825	83,574
Provision for litigations and employee benefits	5,097	20,603
Allocations of corporate overheads from companies combined that not impact cash	(4,785)	(11,781)
	259,725	517,687
Changes in assets and liabilities
Trade and other receivables, net	(17,547)	(16,148)
Recoverable taxes	(349)	(20,892)
Inventories	95,157	(104,716)
Trade and other payables	6,996	(79,728)
Supply chain finance	(166,477)	49,142
Income tax paid	(9,472)	25,330
Interests paid on loans and borrowings	(3,242)	(4,581)
Net cash provided by operating activities	164,791	366,094
Cash flow (used in) investing activities
Purchase of investments	(396)	(115,832)
Acquisitions of fixed and intangible assets	(270,962)	(253,046)
Others	3,690	1,340
Net cash used in investing activities	(267,668)	(367,538)
Cash flows provided by (used in) financing activities
Dividends paid to shareholders	(27,990)	(40,188)
Capital increase and advanced payment for future increase of capital	—	238,422
Cash absorbed by acquisition of subsidiary	—	26
Payment of loans and leases	(17,572)	(19,671)
Net cash provided by (used in) financing activities	(45,562)	178,589
Effect of exchange rate changes on cash and cash equivalents	31,060	(77,057)
(Decrease) increase in cash and cash equivalents	(117,379)	100,088
Cash and cash equivalents in the beginning of the year	221,798	121,710
Cash and cash equivalents at end of the year	104,419	221,798
	(117,379)	100,088

Non-cash transactions
Additions to property, plant and equipment	1,220	—

The accompanying notes are an integral part of these carve-out combined consolidated financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Notes to the Combined Consolidated Financial Statements

(Expressed in thousands of United States dollars, unless otherwise stated)

1 Corporate information

Vale S.A. and its direct and indirect subsidiaries (“Vale”) are global producers of iron ore and iron ore pellets, key raw materials for steelmaking, and producers of nickel, which is used to produce stainless steel and metal alloys employed in the production of several products. Vale also produces copper, metallurgical and thermal coal, potash, phosphates and other fertilizer nutrients, manganese ore, ferroalloys, platinum group metals, gold, silver and cobalt.

In December 2016, Vale entered into an agreement with The Mosaic Company (“Mosaic”) to sell (i) the phosphate assets located in Brazil, except those mainly related to nitrogen assets located in Cubatão (Brazil); (ii) the control of Compañia Minera Miski Mayo S.A.C., in Peru (“Miski Mayo”); (iii) the potassium assets located in Brazil; and (iv) the potash projects in Canada.

The agreed transaction price is US$2,500,000, of which US$1,250,000 will be paid in cash and
US$1,250,000 with 42.3 million common shares to be issued by Mosaic, which at the transaction date represents around 11% of Mosaic’s total outstanding common shares.

Completion of the transaction is expected for the end of 2017 and is subject to the spin-off of the nitrogen assets from Vale Fertilizantes S.A.; the fulfillment of usual precedent conditions, including the approval of the Administrative Council of Economic Defense (“CADE”) and other antitrust authorities; and other operational and regulatory matters. (Note 22)

Vale may receive additional earn-out of the transaction up to US$260,000 in circumstances where the phosphate price (“MAP”-Monoammonium Phosphate) and the Real exchange rate exceed certain levels during each of the twelve month periods after the completion of the transaction during two years.

The assets located in Cubatao, which are mostly dedicated to the operation with nitrogen, was transferred from Vale Fertilizantes S.A. to an independent legal entity, for which the Group is actively seeking to identify potential buyers.

These carve-out combined consolidated financial statements comprise the combination of Vale Fertilizantes S.A., Vale International and selling, general and administrative expenses for fertilizer segment recorded in Vale S.A (together the “Vale Fertilizantes Group” or the “Group” and defined as “Vale Fertilizantes” in these combined consolidated financial statements). The carve-out combined consolidated financial statements presented herein reflect the assets and liabilities, income and expenses, and cash flows of those operations that have been carved out from Vale’s consolidated financial statements for the purpose of presenting the financial position, results of operations and cash flows of Vale Fertilizantes on a stand-alone basis as explained in the section basis for preparation of the carve-out combined financial statements.

2 Basis of preparation of the carve-out combined financial statements

Vale Fertilizantes S.A. has prepared these Carve-out Combined Consolidated Financial Statements in accordance with International Financial Reporting Standards (“IFRS”) as adopted by International Accounting Stantards Board (“IASB”)

Vale Fertilizantes S.A. used the same accounting policies and valuation methods for the preparation of these Carve-out Combined Financial Statements, as those used by the Vale companies for the the preparation of the financial information included in Vale S.A.’s Consolidated Financial Statements. These accounting policies have been disclosed in the respective notes to the financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The carve-out combined consolidated financial statements have been prepared on a carve-out basis using the historical assets and liabilities, income and expenses, and cash flows attributable to operations subject of the carve-out combined transaction as described in note 1.
The purpose of these Carve-out Combined Consolidated Financial statements is to provide general purpose historical financial information of the fertilizer segment in connection with the transaction with Mosaic described in note 1. Therefore, the Carve-out Combined consolidated financial statements present only historical information of those entities that are combined as part of Vale Ferilizantes.

The carve-out financial statements are presented to provide additional analyses of Vale Fertilizantes Group operations; accordingly, they do not represent the parent company or consolidated financial statements of Vale S.A. and its subsidiaries, and are not be used as basis for dividend and tax calculations or any other corporate purposes or profitability and performance analysis.

The preparation of the carve-out financial statements requires Management to use its judgment to determine and record accounting estimates. Assets and liabilities subject to these estimates and assumptions substantially relate to deferred income tax assets, the provision for litigation liabilities, asset retirement obligation, provision for employee benefits, the fair value measurement of the financial instruments and allocation of expenses from the Parent. The settlement of transactions involving these estimates may result in amounts that differ from those estimated due to inaccuracies inherent to its determination. The estimates and assumptions adopted are periodically reviewed by Vale Fertilizantes Group Management.

The carve-out combined consolidated financial statements have been prepared on the historical cost basis.

IFRS does not provide guidance for the preparation of carve-out financial statements, and accordingly in preparing the carve-out combined consolidated financial statements certain accounting conventions commonly used for the preparation of historical financial statements have been applied. The criteria below were adopted for the carve-out of the parent company financial statements of each company that comprise the combined business:

a.	Carve-out criteria

During the period Vale Fertilizantes operated as part of the larger group of companies controlled by Vale S.A., and accordingly, a process has been completed to specifically indentify assets, liabilities, revenues, expenses and cash flows associated to the Group in preparing the carve out combined consolidated financial statements. Assets, liabilities and costs that were related to the larger business of Vale S.A. were also assessed to allocate these items between Vale Fertilizantes S.A. (Fertilizer) and the rest of the business of Vale S.A.. This allocation has been completed based on the following general process:

i.
Vale International, a subsidiary of Vale S.A. acquires phosphate rock from Misk Mayo (subsidiary of Vale Fertilizantes) and resells to the market, the outcome of this operation is related to the fertilizers business. The outcome of the aforementioned transaction is being combined at Vale Fertilizantes Group.

ii.
Corporate overhead functions performed for the Group - These functions include, but are not limited to executive oversight, legal, finance, human resource, internal audit, financial reporting and tax planning. The costs of such services has been allocated to the Business based on the most relevant allocation method to the service provided, primarily based on the headcount. Management of Vale Fertilizantes S.A. (Vale S.A.) believes that such allocation is reasonable, however, they may not be indicative that would have been incurred had the Group been operating as a separate entity apart from Vale S.A.. The cost allocated for these functions is included in administrative expenses in the carve-out financial statements for the relevant periods presented. The amount related to the aforementioned corporate expenses is disclosed on note 18.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The Group believes the basis for preparation described above results in the financial information reflecting the assets and liabilities associated with the business and reflects cost associated with the functions that would be necessary to operate independently.

b.	List of companies included in the carve-out combined consolidated financial statements

The significant direct and indirect subsidiaries of Vale Fertilizantes, included in the carve-out combined consolidated financial statements, are as follows:

			Equity interest - %
Subsidiaries	Location	Main activity/Business	2016	(Unaudited) 2015

Vale Fertilizer International Holding B.V	Netherlands	Holding	100.0%	100.0%
Potasio Rio Colorado S.A.	Argentina	Potash project	100.0%	100.0%
Vale Potash Canada Limited	Canada	Potash project	100.0%	100.0%
Vale Exploracion Argentina S.A.	Argentina	Potash project	90.0%	90.0%
Ferteco Europa Sarl	Luxembourg	Holding	100.0%	100.0%
MVM Resources Intenational B.V (i)	Netherlands	Holding	40.0%	40.0%
Compañia Minera Misk Mayo S.R.L (ii)	Peru	Fertilizer	40.0%	40.0%
Prairie Potash Mines Limited	Canada	Potash project	66.7%	66.7%
Cubatão Nitrogenados S.A.	Brazil	Holding	100.0%	100.0%
Industria de Fosfatados Catarinense Ltda.	Brazil	Phosphate project	99.9%	99.9%

(i)
As of December 31, 2016 the percentages for each shareholder are Ferteco Europa Sarl (40.0%), Mitsui Bussan Fertilizer Resources B.V. (25.0%) and Bayovar Holdings S.A.R.L. (35.0%). The voting rights in the MVM Resources International B.V. are held by Ferteco Europa Sarl (51.0%), Mitsui Bussan Fertilizer Resources B.V. (25.0%) and Bayovar Holdings S.A.R.L. (24.0%).

(ii)	As of December 31, 2016 MVM Resources International B.V holds 99.88% of shares in the Compañia Minera Misk Mayo S.R.L.

The financial position and statement of operations of the companies included in the carve out combined consolidated financial statements as at December 31, 2016 and 2015 are detailed below:

	Total assets		Net assets		Results of operations
	2016	(Unaudited)2015	2016	(Unaudited)2015	2016	(Unaudited)2015

Vale Fertilizantes S.A.	5,223,545	5,246,576	4,043,612	4,082,476	(805,822)	(87,345)
Vale International	—	—	6,283	13,280	6,283	13,280
Vale S.A. (SG&A)	0	0	(1,498)	(1,499)	(1,498)	(1,499)

c.	Functional currency and presentation currency

The carve-out combined consolidated financial statements of the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”), which in the case of the Company is the Brazilian real (“BRL” or “R$”). For presentation purposes, these financial statements are presented in United States dollar (“USD” or “US$”). All amounts have been rounded to the nearest thousand, unless otherwise indicated.

Transactions in foreign currencies are translated into the respective functional currencies of the Group at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognised in profit or loss.

The assets and liabilities of operations which functional currency is different from the presentation currency, including goodwill and fair value adjustments arising on acquisition, are translated into USD at the exchange rates at the reporting date. The income and expenses of operations which functional currency is different from the presentation currency are translated into USD at the exchange rates at the dates of the transactions.

Presentation currency differences are recognised in OCI and accumulated in the translation reserve, except to the extent that the translation difference is allocated to NCI.

When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. If the Group disposes of part of its interest in a subsidiary but retains control, then the relevant proportion of the cumulative amount is reattributed to NCI. When the Group disposes of only part of an associate or joint venture while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

d.	Pronouncements issued but not yet adopted

The Group has not early adopted any standards and interpretations that have been issued or amended but which are not yet in force. The accounting policies of subsidiaries, affiliates and joint ventures are adjusted to ensure consistency with the policies adopted by the Group.

Significant and relevant accounting policies for the understanding of the financial statements were included in the respective notes, with a summary of the recognition and measurement basis used by the Group.

The brief description of the recent accounting pronouncements issued by the IASB, which are not yet in force, and the current assessment performed by the Group of the impacts on its financial statements, subject to changes based on continuing evaluation and analysis, are detailed below:

•
IFRS 9 Financial instrument-In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments that replaces IAS 39 Financial Instruments: Recognition and Measurement. This standard brings new approaches about: (i) classification and measurement of financial assets and liabilities, (ii) impairment and (iii) hedge accounting. This standard shall apply for annual periods beginning on or after January 1, 2018.

The Group does not plan the early adoption of this new standard. Based on the history of financial instruments traded by the Group, significant impacts are not expected on financial statements by applying the IFRS 9 requirements.

•
IFRS 15 Revenue from Contracts with Customers-In May 2014, the IASB issued IFRS 15, which replaces IAS 18 Revenues and the related interpretations. IFRS 15 introduces the five-step model for revenue recognition from contract with a customer. The new standard is based on the principle that revenue is recognized when the control of a good or service to be transferred to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This standard shall apply for annual periods beginning on or after January 1, 2018.

The Group does not plan the early adoption of this new standard. Based on the history of Contracts with Customers traded by the Group, significant impacts are not expected on financial statements by applying the IFRS 15 requirements.

•
IFRS 16 Lease-In January 2016, the IASB issued IFRS 16, which replaces IAS 17 Leases and related interpretations. IFRS 16 set forth that in all leases with a maturity of more than 12 months, with limited

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

exceptions, the lessee must recognize the lease liability in the financial position at the present value of the payments, plus costs directly allocated and at the same time that it recognizes a right of use corresponding to the asset. During the term of the lease, the lease liability is adjusted to reflect interest and payment made and the right to use is amortized, similar to the financial lease settled up in accordance with IAS 17. This standard shall apply for annual periods beginning on or after January 1, 2019.

The Group has not yet quantified the impact of adopting IFRS 16 on its assets and liabilities. The quantitative effect of the adoption of IFRS 16 will depend specifically on the Group´s decision related to the method of transition, the use of practical expedients approach and exemptions for recognition, and any additional leases that Group will hold. The Group expects to disclose its transition approach and quantitative information prior to adoption, planned for January 1, 2019.

•
IAS 7 Amendments (Disclosure Initiative)-The amendments to IAS 7 Statement of Cash Flows are part of the IASB’s Disclosure Initiative and require an entity to provide disclosures that enable users of financial statements to evaluate cash flows and non-cash changes in liabilities arising from financing activities. On initial application of the amendment, entities are not required to provide comparative information for preceding periods. These amendments are effective for annual periods beginning on or after 1 January 2017, with early application permitted. Application of the amendments will result in additional disclosures provided by the Group. The Group did not early adopt this amendment.

e.	Use of judgement and estimates

The preparation of financial statements requires the use of certain critical accounting estimates, assumptions and judgments by the management of the Group. These estimates are based on the best knowledge and information existing at the financial position date. Changes in facts and circumstances may lead to the revision of these estimates. Actual future results may differ from the estimates.

The significant estimates, assumptions and judgments used by Group are decribed in these notes as follows:

Note	Significant estimates, assumptions and judgments
2 a	Allocation of expenses from Vale S.A.
7 a.	Deferred income taxes
9	Impairment test of non-current assets
11	Mineral reserves and life cycle of the mines
14 a.	Litigation
14 b.	Asset retirement obligation
15	Post-retirement benefits

3 Cash and cash equivalents

Accounting policy

The amounts recognized as cash and cash equivalents correspond to the values available in cash, bank deposits and highly liquid short-term investments, with original maturities less than 90 days, and with insignificant risk of changing value.

	2016	(unaudited) 2015
Cash	23,411	32,917
Cash equivalents	81,008	188,881
	104,419	221,798

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Cash equivalents includes immediately redeemable deposits and short-term investments indexed to the Brazilian Interbank Interest rate (“DI Rate” or “CDI”).

Cash and cash equivalents includes US$40,963 (2015: US$127,539) denominated in US$, US$61,710 (2015: US$91,469) denominated in R$ and US$1,746 (2015: US$2,790) denominated in other currencies.

4 Trade and other receivables, net

Accounting policy

Trade and other receivables are financial instruments classified in the category loan and receivables and represent the total amount due from sale of products and services rendered by the Group. The receivables are initially recognized at fair value and subsequently measured at amortized cost, net of impairment losses, when applicable.

Trade receivables related to sales of phosphate rocks of the Peruvian operation are initially invoiced according to the provisional price. Subsequently, trade accounts receivable are adjusted with price provisional adjustment to month-end or the final settlement (Trued-up Transfer Pricing).

		(unaudited)
	2016	2015
Trade receivables	80,868	73,268
Trade receivables due from related parties	24,748	33,632
Other receivables (i)	237,433	207,934
	343,049	314,834
Impairment of trade receivables	(15,953)	(8,220)
	327,096	306,614

Current	106,333	128,629
Non Current	220,763	177,985
	327,096	306,614

(i)
The Group sold in 2013 the subsidiary Araucária Nitrogenados S.A. to the Petróleo Brasileiro S.A. ("Petrobras”). The account receivable, which is indexed to 100% of the Certificate of Interbank Deposit (CDI), is being paid by Petrobras in a quarterly basis in the amounts equivalent to the royalties of the potassium assets and mining rights of Taquari-Vassouras and Carnallite projects which are owed by the Group to Petrobras. In case of Taquari-Vassouras closes its mine before Petrobras settle this amount, Petrobras will pay cash of the remaining amount until 2030. As at December 31, 2016 the receivable related to the aforementioned transaction amounted to US$201,988 (2015: US$169,643). The remaining amount relates to several other receivables.

Trade receivables are non-interest-bearing and are generally on terms of 1 to 60 days.

As at 31 December 2016, trade receivables with a nominal value of US$15,953 (2015: US$8,220) were impaired and fully provided for. Movements in the allowance for impairment of receivables were as follows:

	2016	(unaudited) 2015
At 1 January	(8,220)	(6,403)
Charge for the year	(6,082)	(2,133)
Amounts written off	111	9
Transfer to non current assets held for sale	7	0
Translation adjustment	(1,769)	307
	(15,953)	(8,220)

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

As at 31 December 2016, the analysis of trade receivables that were past due, but not impaired, is, as follows:

	Total	Neither past due nor impaired	Past due but not impaired
			< 30 days	30-60 days	> 60 days
2016	80,868	73,897	6,891	0	80
2015	73,268	19,126	38,173	9,092	6,877
In determining the recoverability of a trade or other receivable, the Group performs a risk analysis considering the type and age of the outstanding receivable and the creditworthiness of the counterparty.

5 Inventories

Accounting policy

Inventories are stated at the lower of cost or the net realizable value. The inventory production cost is determined on the basis of variable and fixed costs, direct and indirect costs of production, using the average cost method.

	2016	(unaudited) 2015
Finished goods	247,869	295,545
Raw materials	26,419	72,472
Spare parts	57,857	54,643
Imports in transit	8,211	22,539
	340,356	445,199

Current	318,447	423,336
Non Current	21,909	21,863
	340,356	445,199

6 Recoverable taxes

	2016	(unaudited) 2015
Brazilian federal contributions (i)	181,296	150,063
Value-added tax (VAT)	41,246	52,144
Income tax and social contribution	29,833	6,296
Others	1,784	1,399
	254,159	209,902
Impairment of value-added tax (VAT)	(19,663)	(18,224)
	234,496	191,678

(i)	Relates to Brazilian Federal Contributions (PIS and COFINS) credits which will be used to settle other taxes administered by the Federal Tax Authority.

Current	62,020	87,297
Non Current	172,476	104,381
	234,496	191,678

7 Income taxes

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Accounting policy

The recognition of income taxes and social contribution as deferred taxes is based on temporary differences between carrying value and the tax basis of assets and liabilities as well as taxes losses carryforwards. The deferred income taxes assets and liabilities are offset when there is a legally enforceable right on the same taxable entity.

The deferred taxes assets arising from taxes losses and temporary differences are not recognized when their recovery amount are not probable.

Income taxes are recognized in the statement of operations, except for items recognized directly in Other Comprehensive Income (loss). The provison for income taxes is calculated individually for each entity and Group based on local taxes rates, on and accrual basis.

Tax charges in the Combined Carve Out Consolidated Financial Statements have been determined based on the tax charges recorded by Vale Fertilizantes companies in their statutory accounts, adjusted for the impact of the adjustments made for carve-out combined financial statements purposes.

Critical accounting estimates and judgments

Deferred tax assets arising from tax losses carryforward and temporary differences are recognized taking into account the analysis of future performance, considering economic and financial projections, prepared based on internal assumptions and macroeconomic, trade and tax scenarios that may be subject to changes in the future. The assumptions of future profits are based on production and sales planning, commodity prices, operational costs, restructuring plans, reclamation and planned capital costs.

a.	Deferred income tax assets and liabilities

	2016	(unaudited) 2015

Tax losses carryforward	24,320	3,291
Temporary differences:
Employee benefits	64,052	17,593
Provision for litigation	24,031	19,586
Provision for assets retirement obligations	75,578	48,433
Impairment	304,157	0
Finance lease	2,014	2,725
Depreciation and depletion	6,231	21,995
Others	4,233	(9,857)
	480,296	100,475
Total	504,616	103,766

Assets	525,849	116,964
Liabilities	(21,233)	(13,198)
	504,616	103,766

Changes in deferred tax are as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	Assets	Liabilities	Total

Balance at December 31, 2014 (Unaudited)	271,632	33,470	238,162
Taxes losses carryforward	(26,594)	0	(26,594)
Impairment of non-financial assets	(130,660)	0	(130,660)
Others	(1,240)	(20,272)	19,032
Effect in statement of profit or loss	(158,494)	(20,272)	(138,222)
Employee benefits - Defined benefit plans	3,826	0	3,826
Balance at December 31, 2015 (Unaudited)	116,964	13,198	103,766
Taxes losses carryforward	19,865	0	19,865
Impairment of non-financial assets	303,274	0	303,274
Others	15,273	6,221	9,052
Effect in statement of profit or loss	338,412	6,221	332,191
Employee benefits - Defined benefit plans	70,473	1,814	68,659
Balance at December 31, 2016	525,849	21,233	504,616

The Group projections shows deferred tax assets substantially being realized in the next five years. The tax loss carryforward do not expire and in the Brazilian jurisdiction the compensation is limited to 30% of the taxable income for the year. For local results there is no restriction to compensated profits from foreign subsidiaries against previously recorded deferred tax assets.

b.	Income taxes reconcilliation
The total amount presented as income taxes in the statement of operations is reconciled to the rate established by law, as follows:

	2016	(unaudited) 2015

Net Income (losses) before income taxes	(1,134,222)	127,503
Income taxes at statutory rates - 34%	385,635	(43,351)

Adjustments that effect the basis of taxes
Share of profit of equity accounting investees, net of tax	1,144	1,960
Nondeductible effect of impairment	(10,386)	(133,367)
Unrecognized tax losses of the year	(44,658)	(17,023)
Others	3,371	(2,225)
Income taxes	335,106	(194,006)

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Group for additional taxes and penalties. The subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

8 Non-current assets and liabilities held for sale

Accounting policy

A non-current asset is classified as held for sale if its carrying amount will be recovered mainly through a sale transaction rather than through continuing use.

The criteria for recognition the non-current assets as held for sale are only considered satisfied when the sale is highly probable and the asset (or disposal group of assets) is available for immediate sale in its present condition. The Group measures the assets held for sale (or group of assets) at the lower of its carrying amount and fair value less costs to sell. If the carrying amount exceeds the fair value less costs to sell an impairment loss is recognized against income.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Any subsequent reversal of impairment is recognized only to the extent of the loss previously recognized.

The assets and liabilities of a disposal group classified as held for sale are presented separately in the statement of financial position.

2016
Assets
Trade and other receivables, net	28,507
Inventories	75,525
Recoverable taxes	1,556
Property, plant and equipment, net	410,341
Intangibles	33,321
549,250
Liabilities
Trade and other payables	103,466
Taxes payable	1,991
Payroll and related charges	11,697
Employee benefits	13,994
Provisions	50,706
181,854
Net non-current assets held for sale	367,396

The Group is actively trying to identify potential buyers to its assets located in Cubatão, which are mainly dedicated to the nitrogenous operation (“Cubatão business”). As such, Cubatão business’ assets and liabilities were classified as assets and liabilities held for sale according to IFRS 5 - Non-current Assets Held for Sale and Discontinued Operations.

The Group did not identify any decrease in the recoverable value in Cubatão’s assets.

9 Impairment of non-financial assets

Accounting policy

Non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount might not be recoverable. An impairment loss is recognized for the amount by which the asset´s carrying value exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal (“FVLCS”) and value in use (”VIU”).

Fair value less costs to sell (FVLCS) is the amount obtainable from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties, less the costs of disposal.VIU model is determined as the present value of the estimated future cash flows expected to arise from the continued use of the asset in its present form. Value in use is determined by applying assumptions specific to the Group’s continued use and cannot take into account future development.

The future cash flows are based on the current life-of-mine plan or long-term production plan for the cash-generating unit. Assets that have an indefinite useful life and are not subject to amortization, such as goodwill, are tested annually for impairment.

For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (Cash Generating Units (CGUs)). Goodwill is allocated to Cash Generating Units or Cash Generating Units groups that are expected to benefit from the business combinations in which the goodwill arose and are identified in accordance with the operating segment.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Non-current assets (excluding goodwill) in which the Group recognized impairment in the past are reviewed whenever events or changes in circumstances indicate that the impairment may no longer be applicable. In such cases, an impairment reversal will be recognized.

Critical Accounting Estimate

The Group tests the recoverability of its tangible (when there is evidence of impairment) and intangible assets annually segregated per cash generating unit, using the discounted cash flow criterion that depends on different estimations, which are influenced by the market conditions in force at the moment when this recoverability is tested.

CGUs are determined as (i) phosphate assets, including mines and assets of the production of phosphate goods, (ii) potassium assets and (iii) assets of Cubatão business, which were classified as non-current assets held for sale.

The phosphate assets, where an indicator of impairment was identified, were tested using the value in use (“VIU”) model. The VIU amount of impaired Cash Generating Units (“CGU”) was USD 2,377 million and assessed considering “Level 3” fair value measurements, as it is derived from valuation techniques that includes inputs that are not based on observable market data.

These cash flows were discounted using a discount rate after the taxes of 7.5% in 2016 and 7.73% in 2015. The discount rate was based on the weighted average cost of capital (”WACC”) which reflects market assessments of the inflation and the specific risks for the CGU.

The base prices premises for phosphate products used in the calculation of the VIU were in intervals (in USD per ton) 98 to 115 in 2016 and 105 to 125 in 2015.

This decrease of the prices and the valuation of the BRL in relation to the USD in 2016 contributed to the decrease of the recoverable value of the phosphate assets.

The impairment recorded in the statement of operations as other operating expenses, net are presented below:

Assets	2016	(unaudited) 2015
Property, plant and equipment	(988,171)	21,115
Intangibles	(30,548)	—
	(1,018,719)	21,115

The Company determines its cash flows based on the budgets approved by management, which require the use of the following key assumptions: (i) mineral reserves and mineral resources measured by internal experts; (ii) costs and investments based on the best estimate of projects as supported by past performance; (iii) sale prices consistent with projections available in reports published by industry considering the market price when appropriate; (iv) the life of each cash-generating unit (ratio between production and mineral reserves); and (v) discount rates that reflect specific risks relating to the relevant assets in each cash-generating unit. These assumptions are subject to risk and uncertainty; hence there is a possibility that changes in circumstances will change these projections, which may impact the recoverable amount of the assets.

10 Investments in associates

a.	The material non-consolidated entities for the Group are as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	Ownership and voting capital %		Investment		Equity results in the statement of profit or loss
Entities	2016	2015 (unaudited)	2016	2015 (unaudited)	2016	2015 (unaudited)

TUF Empreendimentos e Participações S.A.	18,99	24,19	90,092	74,497	3,365	5,748
Others	0	0	46	122	0	0
			90,138	74,619	3,365	5,748

TUF Emprendimentos e Participações S.A."TUF" is a holding company that has interest in Ultrafertil S.A., maritime terminal located in Santos. TUF recognizes in its results share of profit of equity-accounted of investee (Ultrafertil).

The Company has interest in TUF since 2013 and the interest are accounted for using the equity method.

b.	Investee information

	2016
Entities	Assets	Liabilities	Equity	Net income

TUF Empreendimentos e Participações S.A.	478,329	3,911	474,418	15,480
	478,329	3,911	474,418	15,480

	2015 (Unaudited)
Entities	Assets	Liabilities	Equity	Net income

TUF Empreendimentos e Participações S.A.	351,663	43,696	307,967	17,951
	351,663	43,696	307,967	17,951

c.	Non-controlling interest

The summarized financial information, prior to the eliminations of the intercompany balances and transactions, about subsidiaries with non-controlling interest are as follows:

	December 31, 2016
	MVM Resources International B.V. (Consolidated)	Vale Exploration Argentina S.A.	Total
Current assets	114,627	1,421	116,048
Non-current assets	419,079	1,884	420,963
Total assets	533,706	3,305	537,011

Current liabilities	43,611	49	43,660
Non-current liabilities	99,021	0	99,021
Total liabilities	142,632	49	142,681

Stockholders' equity	391,074	3,256	394,330
Equity attributable to non-controlling interests	234,644	326	234,970

Net income (loss)	3,130	426	3,556
Income (loss) attributable to non-controlling interests	1,878	43	1,921

Dividends paid	46,652	0	46,652
Dividends attributable to non-controlling interests	27,991	0	27,991

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	December 31, 2015 (unaudited)
	MVM Resources International B.V. (Consolidated)	Vale Exploration Argentina S.A.	Total
Current assets	119,554	624	120,178
Non-current assets	481,300	2,366	483,666
Total assets	600,854	2,990	603,844

Current liabilities	65,137	61	65,198
Non-current liabilities	101,122	0	101,122
Total liabilities	166.259	61	166,320

Stockholders' equity	434,595	2.929	437,524
Equity attributable to non-controlling interests	260,757	293	261,050

Net income (loss)	16,300	(7,195)	9,105
Income (loss) attributable to non-controlling interests	9,780	(720)	9,061

Dividends paid	66,980	0	66,980
Dividends attributable to non-controlling interests	40,188	0	40,188

11 Property, plant and equipment, net

Accounting policy

Property, plant and equipment are evaluated at the cost of acquisition or construction, net of amortization and impairment.

Mineral properties developed internally are determined by (i) direct and indirect costs attributed to build the mine site and plant, (ii) financial charges incurred during the construction period, (iii) depreciation of other fixed assets used during construction, (iv) estimated decommissioning and site restoration expenses, and (v) other capitalized expenditures occurred during the development phase (phase when the project demonstrates its economic benefit to the Group, and the Group has ability and intention to complete the project).

The depletion of mineral properties is determined based on the ratio between production and total proven and probable mineral reserves.

Property, plant and equipment, other than mineral properties are depreciated using the straight-line method based on the estimated useful lives, from the date on which the assets become available for their intended use and are capitalized, except for land which is not depreciated.

The estimated useful lives are as follows:

Useful life in years

Building and improvement	25-40
Equipment and facilities	10-27
Vehicles	3-8
Mining assets	Production
Others:
Furniture, utensils and equipment	3-10

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The residual values and useful lives of assets are reviewed at the end of each fiscal year and adjusted if necessary.

Gains and losses on disposals of property, plant and equipment items are calculated by comparing the proceeds of the disposals with their net book values and recognized in other operationg expenses, net in the statement of operations at the disposal date.

Maintenance Cost
Significant industrial maintenance costs, including spare parts, assembly services, and others, are recorded in property, plant and equipment and depreciated through the next programmed maintenance overhaul.

Stripping costs
The cost associated with the removal of overburden and other waste materials (“stripping costs”) incurred during the development of mines, before production takes place, are capitalized as part of the depreciable cost of the mineral properties. These costs are subsequently amortized over the useful life of the mine.

Post-production stripping costs are included in the cost of inventory, except when a new project is developed to permit access to a significant ore deposits. In such cases, the cost is capitalized as a non-current asset and is amortized during the extraction of the ore deposits, over the useful life of the ore deposits.

Stripping costs are measured at fixed and variable costs directly and indirectly attributable to its removal and, when applicable, net of any impairment losses measured in the same basis adopted for the cash generating unit of which it belongs.

Critical accounting estimates and judgments

The estimations of proven and probable reserves are periodically assessed and updated. These reserves are determined using techniques of generally accepted geological estimations. The calculation of the reserves required the Group to takes positions on future conditions which are uncertain, including future prices of the mineral, exchange and inflation rates, mining technology, licenses availability and production costs. Alterations in some of these positions assumed can significantly impact in the proven reserves and probable reserves of the Group.

The estimated volume of mineral reserves is used as basis for the calculation of depletion of the mineral properties, and also for the estimated useful life which is a major factor to quantify the provision for asset retirement obligation, environmental recovery of mines and impairment of long lived asset. Any changes to the estimates of the volume of mine reserves and the useful lives of assets may have a significant impact on the depreciation, depletion and amortization charges and assessments of impairment.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	Land	Building	Equipment	Vehicles	Construction in progress	Mineral properties	Others	Total

Cost
Balance at January 1, 2016	134,233	625,829	2,100,698	66,438	177,388	2,200,356	165,548	5,470,490
Additions (i)	7,303	673	21,790	50	256,603	(46,174)	36,467	276,712
Asset retirement obligation	—	—	—	—	—	27,391	22,699	50,090
Disposal	(115)	(415)	(55,378)	(28)	—	(12,466)	(4,203)	(72,605)
Transfer to non-current assets held for sale	(27,001)	(85,528)	(560,247)	(246)	(13,944)	—	(37,623)	(724,589)
Impairment	(51,983)	—	—	—	—	(1,026,512)	—	(1,078,495)
Transfer to current assets	—	(569)	77	(4,433)	—	—	(1,637)	(6,562)
Transfers	16,401	13,073	94,331	22,399	(153,875)	2,145	5,526	—
Translation adjustment	17,972	103,056	315,657	13,491	36,691	355,310	31,533	873,710
Balance at December 31, 2016	96,810	656,119	1,916,928	97,671	302,863	1,500,050	218,310	4,788,751

Acummulated Depreciation / Depletion
Balance at January 1, 2016	—	(250,066)	(1,054,026)	(44,090)	—	(230,816)	(94,936)	(1,673,934)
Additions	—	(33,071)	(229,582)	(16,156)	—	(5,239)	(39,955)	(324,003)
Disposal	—	96	55,067	29	—	12,469	4,108	71,769
Transfer to non-current assets held for sale	—	28,971	276,019	178	—	—	9,080	314,248
Impairment	—	—	—	—	—	90,324	—	90,324
Transfer to current assets	—	11	684	3,778	—	(2,145)	(118)	2,210
Translation adjustment	—	(45,916)	(160,151)	(10,188)	—	(34,438)	(16,913)	(267,606)
Balance at December 31, 2016	—	(299,975)	(1,111,989)	(66,449)	—	(169,845)	(138,734)	(1,786,992)
Net Balance at December 31, 2016	96,810	356,144	804,939	31,222	302,863	1,330,205	79,576	3,001,759

(i)	Includes a non-cash amount of US$ 6,865 related to a capital contribution made by Vale.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	Land	Building	Equipment	Vehicles	Construction in progress	Mineral properties	Others	Total

Cost
Balance at January 1, 2015 (unaudited)	183,231	823,844	2,808,287	13,857	130,284	2,524,339	175,778	6,659,619
Additions	—	128	58,781	115,942	239,862	946	444	416,103
Impairment reversal	120	890	11	—	18,292	395,299	242	414,854
Disposal	—	(37)	(53,137)	(534)	—	—	(852)	(54,560)
Asset retirement obligation	—	—	(301)	—	—	(45,045)	3,120	(42,226)
Transfer of assets for sale	—	—	(90)	(111)	—	—	(2,172)	(2,373)
Transfers	84	35,901	46,859	(29,004)	(167,156)	70,336	42,980	—
Translation adjustment	(49,201)	(234,897)	(759,712)	(33,712)	(43,894)	(745,519)	(53,992)	(1,920,928)
Balance at January 31, 2015 (unaudited)	134,233	625,829	2,100,698	66,438	177,388	2,200,356	165,548	5,470,489

Accumulated Depreciation / Depletion
Balance at January 1, 2015 (unaudited)	—	(313,058)	(1,293,781)	(9,257)	—	(243,448)	(31,969)	(1,891,513)
Additions	—	(33,173)	(243,749)	(52,886)	—	(43,218)	(27,812)	(400,838)
Impairment reversal	—	—	—	—	—	(3,853)	—	(3,853)
Disposal	—	17	53,064	534	—	—	772	54,387
Transfer of assets for sale	—	—	73	111	—	—	1,901	2,085
Transfers	—	(1,423)	67,459	2,786	—	(17,569)	(51,253)	—
Translation adjustment	—	97,571	362,908	14,622	—	77,271	13,426	565,798
Balance at January 31, 2015 (unaudited)	—	(250,066)	(1,054,026)	(44,090)	—	(230,817)	(94,935)	(1,673,934)
Net Balance at December 31, 2015 (unaudited)	134,233	375,763	1,046,672	22,348	177,388	1,969,539	70,613	3,796,556

Borrowing costs relating to property, plant and equipment currently under development or developed during the period, which have been capitalised in ’Construction in progress’ during the period, amounted to US$3,051 (2015: US$4,670) at a weighted-average interest rate of 7.9% (2015: 7.7%).

12 Trade and other payables

Accounting policy

The accounts payable to suppliers are payment obligations for goods and services acquired in the regular course of business, and they are classified as current liabilities if the payment is owed in the regular course of business, by up to one year. After this time period, they are presented in the non-current liabilities. The amounts are initially recognized by the fair value and subsequent measured by the amortized cost.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

		2015
	2016	(unaudited)

Trade payables	108,532	103,188
Trade payables due to related parties (Note 18)	13,393	32,654
Advances from customers	23,501	16,384
Bonus for customers	12,877	5,097
Royalties	5,119	19,852
Other taxes	22,494	5,186
Other trade payables	35,820	45,613
	221,736	227,974

Current	186,995	208,440
Non Current	34,741	19,534
	221,736	227,974

13 Supply chain finance (Reverse factoring)

	2016	2015 (unaudited)

Raw material suppliers	73,552	270,472
Imputed interest adjustment	(1,151)	(3,650)
	72,401	266,822

The Group has entered into supply chain finance transactions with financial institutions in order to allow suppliers to advance receivables related to the Group’s purchases of raw material from foreign suppliers. Interest rates in these transactions were Libor+0.4% a year up to Libor+1.3% a year.

14 Provisions

			(unaudited)
		2016	2015
Provision for litigations	14 a.	71,617	59,401
Asset retirement obligation	14 b.	307,559	242,505
		379,176	301,906

Current		17,650	11,170
Non Current		361,526	290,736
		379,176	301,906

a.	Provision for litigations

Accounting policy

A provision is recognized when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and its amount can be reliably estimated.

Critical accounting estimates and judgments

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

By their nature, litigations will be resolved when one or more future event occurs or does not occur. Typically, the occurrence or not of such events is outside the Group’s control. Legal uncertainties involve the exercise of significant estimates and judgments by management regarding the results of future events.

The Group is part in labor, civil, tax and other ongoing lawsuits, at administrative and court levels. Provisions for losses resulting from lawsuits are estimated and updated by the Group, based on analysis from the Group’s internal and external legal advisors.

	2016	(unaudited) 2015
Tax (i)	17,918	16,704
Civil	3,384	5,558
Labor (ii)	44,590	32,030
Environmental	5,725	5,109
	71,617	59,401

Changes in the provision for litigation are as follows:

	2016	(unaudited) 2015
Balance at the beginning of the year	59,401	98,662
Additions	6,369	20,233
Indexations and interest	6,177	11,434
Payments	(12,325)	(40,417)
Translation adjustment	11,995	(30,510)
Balance at the end of the year	71,617	59,401

(i)	Provisions for tax litigatitions
Tax claims mainly refers to discussions related to: (i) interest and fine from the compensation of the tax losses carryforward regarding the profit calculated according to the Brazilian Tax Law for the fiscal year of 1995; (ii) the definition of the risk level criteria of the Labor Accident Insurance (SAT); (iii) notices of infraction from the National Institute of Social Security (INSS) related to the social security law; and (iv) challenges of certain non-cumulative PIS and COFINS credits; (v) charges of value-added tax on services and circulation of goods (ICMS).

(ii)	Provision for labor litigatitions
Represents individual claims by employees and service providers, primarily involving demands for additional compensation for overtime work, time spent commuting or health and safety conditions; and the Brazilian federal social security administration (‘‘INSS’’) regarding contributions on compensation programs based on profits.

(iii)	Contingent liabilities
Relates to legal and administrative claims, with expectation of loss classified as possible, and for which the recognition of a provision is not considered necessary by the Group, based on legal advice are as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	2016	(unaudited) 2015
Tax	521,070	386,510
Civil	320,238	30,894
Labor	273,259	179,693
Environmental	3,420	2,223
	1,117,987	599,320

The main risk proceedings in the tax context are related to the Income Tax tax over profit of subsidiaries abroad and credits related to PIS and COFINS inspection. In the civil context, the main proceedings involves Fundação Petrobras de Seguridade Social - PETROS regarding the deficit of the plan.

Additionally to the provisions for litigations, the Group have judicial deposits that as of December 31, 2016 amounts US$61,003 (2015: US$42,860). The judicial deposits are mainly guaranties to that legally required and are registered in the non-current asset of the Group until the legal decision of drawing these deposits by the claimant occurs, unless a favorable decision for the Group’s occurs.

(iv)	Asset retirement obligation

Accounting policy

Refers to costs related to mine closure, completion of mining activities and decommissioning of assets related to mine. When the provision is recognized, the corresponding cost is capitalized as part of property plant and equipment and is depreciated on the same basis over the related asset and recorded in the statement of operations.

The long-term liability is subsequently measured using a long-term risk free discount rate applicable to the liability and recorded in the statement of operations as financial expenses until the Group makes payments related to mine closure and decommissioning of assets mining.

The accrued amounts of these obligations are not deducted from the potential costs covered by insurance or indemnities.

Critical accounting estimates

The Group applies judgment and assumptions when measuring its asset retirement obligation. The Group recognizes an obligation at the present value of the asset retirement obligations in the period in which they occur. The Group considers the accounting estimates related to closure costs of a mine as a critical accounting policy because they involve significant values for the provision and are estimated using several assumptions, such as interest rate, cost of closure, useful life of the asset considering the current state of closure and the projected date of depletion of each mine. The estimates are reviewed annually.

Refers to the costs for the closure of the mines and closure of the related mining assets. Changes in the provision of asset retirement obligations and long-term interest rates (per annum, used to discount these obligations to present value and to update the provisions) are as follows:

The long-term nominal interests rate used to discount at present value and update of the provision as of December 31, 2016 is 5.73% (2015: 7.30%).

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	2016	(unaudited) 2015
Balance at the beginning of the year	242,505	237,918
Interest expenses	35,019	33,471
Settlements	(11,209)	(12,057)
Revision on cash flows estimates	49,304	(46,371)
Non-current assets held for sale	(50,706)	0
Translation adjustment	42,646	29,544
Balance at the end of the year	307,559	242,505
Current	17,650	11,170
Non current	289,909	231,335
	307,559	242,505

15 Employee benefits

Accounting policy

a.	Short-term benefits - incident salaries, vacations and charges.
Payments of benefits such as wages or accrued vacation, as well the related social security taxes over those benefits are expensed monthly, on an accruals basis.

b.	Short-term benefits - profit sharing
The Group has an Annual Incentive Program (AIP) based on team and business units contribution, as well as the Group’s performance through operational cash generation. The Group makes an accrual based on the periodic evaluation of goals achieved and Group results, which is based on the present obligation arising from past events in the estimated outflow of resources in the future. The accrual is recorded as cost of goods sold and services rendered or operating expenses in accordance with the activity of each employee.

c.	Long-term benefit - long-term incentive programs
The Group has established a procedure for awarding certain eligible executives (Matching and Virtual Shares Programs) with the goal of encouraging employee retention and optimum performance. Obligations are measured at each reporting date, at fair values based on market prices. The compensation costs incurred are recognized in income during the vesting period as defined.

d.	Long-term benefit - pension costs and other post-retirement benefits
The Group has retirement plans for its employees.

For defined contribution plans, the Group’s obligations are limited to a monthly contribution linked to a pre-defined percentage of the remuneration of employees enrolled in to these plans.

For defined benefit plans, actuarial calculations are periodically obtained for liabilities determined in accordance with the Projected Unit Credit Method in order to estimate the Group’s obligation. The liability recognized in the financial position represents the present value of the defined benefit obligation as at that date, less the fair value of plan assets. The Group recognized in the statement of profit or loss, the interest expense of the obligations and the interest income of the plan assets. The remeasurement of gains and losses, return on plan assets (excluding the amount of interest on return of assets, which is recognized in income for the year) and changes in the effect of the ceiling of the active and onerous liabilities are recognized in other comprehensive income (loss) for the year.

For overfunded plans, the Group does not recognize any assets or benefits in the financial position or statement of profit or loss until such time as the use of the surplus is clearly defined. For underfunded plans, the Group recognizes actuarial liabilities and expenses arising from the actuarial valuation.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Critical accounting estimates and judgments

Post-retirement benefits for employees
The amount recognized and disclosed depend on a number of factors that are determined based on actuarial calculations using various assumptions in order to determine costs and liabilities. One of these assumptions is selection and use of the discount rate. Any changes to these assumptions will affect the amount recognized.

At the end of each year the Group and external actuaries review the assumptions that will be used for the following year. These assumptions are used in determining the fair values of assets and liabilities, costs and expenses and the future values of estimated cash outflows, which are recorded in the plan obligations.

The Group has commitments related to pension plans and other post-retirement benefits, which is mainly related to the Pension Fund - FGTS fine and certain health benefits for employees eligible at the moment of retirement.

The pension plans are divided in the plans below:

•	PETROS Plan

The Group, through Fundação PETROBRAS de Seguridade Social - PETROS, maintains supplementation plans of the benefits provided by the Social Security, defined benefits, to employees hired up to September 1993 by the Group. In 2012 a corporate reorganization took place that resulted in the companies: Vale Fertilizantes S.A., Araucária Nitrogenados S.A. and Ultrafertil S.A. as sponsors of the Plan. Segregation of the plan among the companies determined group of participants for each sponsor. Observing the proportion between the mathematical reserves of each group and the total mathematical reserves of the Plan after segregation, it was agreed a non-existence of solidarity among sponsors.As at December 31, 2016, the plan has 1,609 participants (2015: 1,609), from which 1,546 are receiving retirement/pension in 2016 (2015: 1,537);

•	Vale Mais Plan
Certain of the Group’s employees are participants of plans Vale Mais with components of defined benefit (specific coverage for death, pensions and disability allowances) and components of defined contributions (for programmable benefits). The estimated cost of the plan establishes the level of contribution necessary for the constitution of the reserves guaranteeing benefits, funds, provisions and the coverage of other expenses, in accordance with the criteria established by PREVIC (Nacional National Superintendence of Complementary Pensions ). Any technical deficit in this Plan will be covered by the sponsors, participants, including assisted participants and beneficial owners, in proportion to their contributions to the Plan, as provided by the legislation.

The regular monthly ordinary contribution of the sponsor is: 100% (one hundred percent) of the ordinary monthly contribution of the participant, resulting from the application of the Vale Mais Plan Regulation; plus one hundred percent (100%) of the ordinary monthly contribution of the active participant. In 2016, the contribution made by the company was for a total amount of USD 2,746 (2015: 2,542).

The sponsor contribution may not exceed the application of the percentage of 9% (nine percent) on the share of the participation salary that exceeds 10 (ten) RU (Reference unit) where each unit represents the amount of USD 1,152.64 considering the minimum contribution of 1% of each participant salary.

This plan serves the employees not served by PETROS plan and by Vale Fertilizantes plan (former Bungeprev).The defined benefits plan is subject to actuarial evaluations. The defined contribution plan represents a fixed amount held on behalf of the participants.

Information disclosed is in accordance with Vale S.A (Parent Company) financial statements.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The plan was overfunded as at December 31, 2016 and 2015. As at December 31, 2016, 7,297 Group’s employees were participants of this plan (2015: 7,037), from which 24 are receiving retirement/pension in 2016 (2015: 12).

•	Vale Fertilizantes Plan (former Bungeprev)
Complementary welfare plan with characteristics of defined benefit, to the employees coming from BPI Participações acquired in 2010. In 2014, the administration of this plan was assumed by VALIA and its name was changed to Plano Vale Fertilizantes, with no changes on plan’s terms. As at December 31, 2016, the plan has 697 participants (2015: 824).

Employers’ disclosure about pensions and other post-retirement benefits on the status of the defined benefit elements of all plans is provided as follows:

a.	Change in benefit obligation

	Pension plans	Other benefits
Benefit obligation as at December 31, 2014 (unaudited)	387,728	45,838
Service costs	1,300	1,289
Interest costs	38,167	4,589
Benefits paid	(24,689)	(844)
Participant contributions	249	—
Effect of changes in the actuarial assumptions	(21,445)	(17,873)
Translation adjustment	(127,822)	(15,334)
Benefit obligation as at December 31, 2015 (unaudited)	253,488	17,666
Service costs	801	281
Intelrest costs	37,431	2,620
Benefits paid	(29,655)	(706)
Participant contributions	471	—
Effect of changes in the actuarial assumptions	(79,307)	(34,652)
Translation adjustment	212,123	73,947
Benefit obligation as at December 31, 2016	395,352	59,156

b.	Evolution of assets fair value

	Pension plans	Other benefits
Fair value of plan assets as at December 31, 2014 (unaudited)	350,041	—
Interest income	34,318	—
Employer contributions	2,593	844
Participant contributions	249	—
Benefits paid	(24,689)	(844)
Return on plan assets (excluding interest income)	(17,874)	—
Translation adjustment	(122,625)	—
Fair value of plan assets as at December 31, 2015 (unaudited)	222,013	—
Interest income	33,003	—
Employer contributions	1,620	706
Participant contributions	471	—
Benefits paid	(29,655)	(706)
Return on plan assets (excluding interest income)	(11)	—
Translation adjustment	43,068	—
Fair value of plan assets as at December 31, 2016	270,509	—

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

c.	Reconciliation of assets and liabilities recognized in the statement of financial position

Amount recognized in the statement	Pension plans	Other benefits
Present value of actuarial liabilities	(395,352)	(59,156)
Fair value of assets	270,511	—
Effect of the asset ceiling	(3,824)	—
Translation adjustment - asset ceiling	(567)	—
Transfer to held for sale	—	13,994
Liabilities at end of the year - 2016	(129,232)	(45,162)

Amount recognized in the statement	Pension plans	Other benefits
Present value of actuarial liabilities	(253,488)	(17,666)
Fair value of assets	222,014	—
Effect of the asset ceiling	(2,629)	—
Translation adjustment - asset ceiling	23	—
Liabilities at end of the year - 2015 (unaudited)	(34,080)	(17,666)

d.	Costs recognized in the statement of profit or loss

			(unaudited)
	2016		2015
	Pension plans	Other benefits	Pension plans	Other benefits
Service cost	801	281	1,300	1,289
Interest on expense on liabilities	37,431	2,620	38,167	4,589
Interest income on plan assets	(33,003)	0	(34,318)	-
Total of cost, net	5,229	2,901	5,149	5,878

e.	Costs recognized in other comprehensive income

				(unaudited)
		2016		2015
	Pension plans	Other benefits	Pension plans	Other benefits
Balance at beginning of the year	(4,991)	13,678	(33,082)	655
Effect of changes actuarial assumptions	(76,323)	(33,347)	24,865	20,723
Return on plan assets (excluding interest income)	(1,568)	-	(29,379)	-
Change of asset ceiling / costly liabilities (excluding interest income)	(1,187)	-	(3,048)	-
	(79,078)	(33,347)	(7,562)	20,723
Deferred income tax	26,886	11,338	2,571	(7,045)
Others comprehensive income	(52,192)	(22,009)	(4,991)	13,678

f.	Actuarial and economic assumptions and sensitivity analysis

All calculations involve future actuarial projections about some parameters, such as: salaries, interest, inflation, the trend of INSS benefits, mortality and disability.

The economic and actuarial assumptions adopted have been formulated considering the long-term period for maturity and should therefore be examined accordingly. In the short term they may not necessarily be realized.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

In the evaluations were adopted the following assumptions:

				(unaudited)
		2016		2015
	Pension plans	Other benefits	Pension plans	Other benefits
Discount rate to determine benefit obligation	10.98% - 11.14%	11.00% - 11.20%	13.71% - 3.82%	13.5% - 13.60%
Nominal average rate to determine expense/ income	10.98% - 11.14%	N/A	13.71% - 3.82%	N/A
Nominal average rate of salary increase	4.85% - 6.95%	N/A	6.00% - 8.12%	N/A
Nominal average rate of benefit increase	4.85%	N/A	6.00%	N/A
Immediate health care cost trend rate	N/A	8.00%	N/A	9.18%
Ultimate health care cost trend rate	N/A	8.00%	N/A	9.18%
Nominal average rate of price inflation	4.85%	4.85%	6.00%	6.00%

For the sensitivity analysis, the Company considers the effect of 1% in nominal discount rate to determine the actuarial liability. The effects of this change in actuarial liabilities in premise and adopted the average duration of the plan are as follows:

	2016
	Pension plans	Other benefits
Nominal discount rate - 1% increase
Actuarial liability balance	353,944	50,577
Assumptions made	11.98% - 12.14%	12% - 12.20%
Nominal discount rate - 1% reduction
Actuarial liability balance	425,044	41,920
Assumptions made	9.98% - 10.14%	10% - 10.20%

16 Cost and expenses by nature

a.	Cost of goods sold and services rendered

		(unaudited)
	2016	2015
Personnel	(304,368)	(237,457)
Materials	(680,170)	(803,034)
Fuel oil and gas	(101,154)	(92,269)
Services	(294,706)	(267,924)
Energy	(103,786)	(94,662)
Depreciation and depletion	(341,943)	(335,937)
Others	(125,095)	(37,893)
	(1,951,222)	(1,869,176)

b.	Selling and administrative expenses

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

		(unaudited)
	2016	2015
Personnel	(41,883)	(28,546)
Services	(7,188)	(6,950)
Selling expenses	(3,159)	(3,461)
Advertising and publcity	(1,893)	(646)
Depreciation	(1,224)	(2,035)
Travel expenses	(821)	(711)
Others	(3,105)	(1,030)
	(59,273)	(43,379)

c.	Others operating expenses, net

		(unaudited)
	2016	2015
Provision for litigation	(6,369)	(20,235)
Schedule maintenance	(17,575)	(20,732)
Unscheduled stoppage	(3,985)	(7,074)
Research and development expenses	(16,247)	(82,179)
Disposal of assets	2,000	4,966
(Loss) / Gain of tax credits from previous years	(3,347)	20,877
(Impairment) reversal of non current assets	(1,018,719)	21,115
Depreciation	(2,325)	(1,970)
Environmental provision	(9,929)	(17,708)
Others	(9,637)	(10,265)
	(1,086,133)	(113,205)

17 Financial Result, net

	2016	(unaudited) 2015
Financial income
Interest on cash and cash equivalentes	12,511	15,977
Indexation and exchange rate variation	70,439	28,145
Others	1,203	2,096
	84,153	46,218
Financial expenses
Indexation and exchage rate variation	(47,326)	(181,089)
Imputed interest expense	(6,142)	(2,219)
Others	(10,830)	(11,257)
	(64,298)	(194,565)
Financial result, net	19,855	(148,347)

18 Related Parties

In the normal course of operations, the Group enters into contracts with related parties, related to the sale and purchase of products and services, sale of raw material and railway transportation services.

The balances of these related party transactions and their effects on the financial statements are as follows:

(i)	Financial position

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	December 31, 2016
Assets	Trade receivables	Other	Held for sale
Current
Parent
Vale S.A.	429	—	2,828
Others
Salobo Metais S.A.	—	—	1,625
Vale Cubatão Fertilizantes Ltda.	—	—	24
Vale Technology Development Canada	3	—	—
Vale International	8,474	—	—
FCA - Ferrovia Centro-Atlântica S.A.	—	1,509	—
Associates
TUF Empreend. e Participações S.A.	—	743	—
	8,906	2,252	4,477
Non-current
Parent
Vale S.A.	—	6	—
Others
FCA - Ferrovia Centro-Atlântica S.A.	—	13,584	—
	—	13,590	—
Total assets	8,906	15,842	4,477

	December 31, 2016
Liabilities	Trade payables	Borrowings	Other	Held for sale
Current
Parent
Vale S.A.	—	—	396	—
Others
Ultrafertil S.A.	2,157	—	—	173
Vale Cubatão Fertilizantes Ltda.	—	—	—	10,692
Mitsui	10,633	—	—	—
FCA - Ferrovia Centro-Atlântica S.A.	207	—	—	30
BNDES	—	17,447	—	—
	12,997	17,447	396	10,895
Non-current
Others
BNDES	—	15,889	—	—
	—	15,889	—	—
Total liabilities	12,997	33,336	396	10,895

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	December 31, 2015
		(unaudited)
Assets	Trade receivables	Other
Current
Parent
Vale S.A.	9,385	—
Associates
TUF Empreend. e Participações S.A.		906
Others
Ultrafétril S.A	1,740	—
Vale International	6,623
Salobo Metais S.A.	1,710	—
VLI Operações Portuárias S.A.	25	—
	19,483	906
Parent
Vale S.A.	13,243	—
	13,243	—
Total assets	32,726	906

	December 31, 2015
			(unaudited)
Liabilities	Trade payables	Borrowings	Other
Current
Parent
Vale S.A.	6,879	—	—
Others
Ultrafertil S.A.	1,995	—	—
Salobo Metais S.A.	—	—	14
Vale Cubatão Fertilizantes Ltda.	6,518	—	—
Vale Technology Development Canada	3,263	—	—
Vale Canada Limited	1,812	—	—
Komatsu	8,123	—	—
FCA - Ferrovia Centro-Atlântica S.A.	4,050	—	—
BNDES	—	15,314	—
	32,640	15,314	14
Non-current
Others
BNDES	—	27,928	—
	—	27,928	—
Total liabilities	32,640	43,242	14

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

(i)	Statement of profit or loss

	December 31, 2016
Income	Net revenue	Cost and expenses	Financial expenses

Parent
Vale S.A. (i)	37,879	1,498	—
Others
Vale International (ii)	182.525	176,242	—
Salobo Metais S.A.	18,147	—	—
Ultrafertil S.A.	—	37,115	—
FCA - Ferrovia Centro-Atlântica S.A.	—	19,219	—
Vale Energia	—	11,207	—
MRC Equipamentos Ferroviarios DZOT-FC Ltda.	—	7,174	—
MRC Serviços Ferroviários CBRJ AL Ltda.	—	2,341	—
BNDES	—	—	3,051
	238,551	254,796	3,051

	December 31, 2015
			(unaudited)
Income	Net revenue	Cost and expenses	Financial expenses

Parent
Vale S.A. (i)	57,225	1,499	—
Others
Vale International (ii)	219,576	206,296
Salobo Metais S.A.	15,666	—	—
Vale Cubatão Fertilizantes Ltda.	—	3,086	—
BNDES.	—	40,840	—
Vale Energia	—	7,327	—
MRC Equipamentos Ferroviarios DZOT-FC Ltda.	—	7,531	—
MRC Serviços Ferroviários CBRJ AL Ltda.	—	2,496	—
Ultrafértil S.A	—	—	4,668
	292,467	269,075	4,668

(i) Amount of of USD 1,498 relates to corporate expenses performed by Vale S.A for Fertilizer Business. See note 2.a.ii

(ii) Amount relate to sales, costs and expenses of Vale International in the purchase of phosphate rock from Miski Mayo and its sale to the market. These are included in these carve-out combined consolidated financial statements - see note 2.a.ii and 2.b.i

19 Risk management

Vale Fertilizantes as part of Vale S.A. Group applies the Vale S.A. risk management strategy. That considers an effective risk management is key to support the achievement of the objectives and to ensure the financial strength and flexibility of the companies and the business continuity. Therefore, Vale S.A. has developed its risk management strategy in order to provide an integrated approach of the risks the companies are exposed toconsidering not only the risks generated by variables traded in financial markets (market risk) and those arising from liquidity risk, but also the risk from counterparties obligations (credit risk) and those relating to inadequate or failed internal processes, people, systems or external events (operational risk), among others.

a)	Risk management policy
The Board of Directors of Vale established a corporate risk management policy defining principles and guidelines applicable to this process in the Group and the corresponding governance structure.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

This policy determines that corporate risks should be measured and monitored, regularly, in an integrated manner, in order to ensure that the Group overall risk level remains aligned with its strategic guidelines.

The Executive Risk Management Committee, created by the Board of Directors of Vale, is responsible for supporting the Executive Board in the risk management decisions, issuing opinions and recommendations. It is also responsible for the supervision and revision of the principles and instruments of corporate risk management.

The Executive Board is responsible for the approval of the policy deployment into norms, rules and responsibilities and for reporting to the Board of Directors of Vale about such procedures.

The risk management standards and instructions complement the corporate risk management policy and define practices, processes, controls, roles and responsibilities.

The Group may, when necessary, allocate specific risk limits to management activities, including but not limited to, market risk limit, corporate and sovereign credit limit, in accordance with the acceptable corporate risk limit.

b)	Liquidity risk management

The liquidity risk arises from the possibility that the Group might not perform its obligations on due dates, as well as face difficulties to meet its cash requirements due to market liquidity constraints.

The table below analyzes the non-derivative financial liabilities, by expiration ranges, corresponding to the remaining time period in the balance sheet up to the contractual date of the expiration. The values divulged in the table are contracted non-discounted cash flows.

	2016
	Accounting balance	Total	Less than one year	From one to two years	From two to five years
Loans and borrowings	33,336	35,813	19,304	16,509	0
Trade payables	107,381	107,381	107,381	0	0
Supply chain finance	72,401	72,401	72,401	0	0
Other trade payables	58,314	61,281	35,880	23,692	1,709
	271,432	276,876	234,966	40,201	1,709

c)	Credit risk management

The Group exposure to credit risk arises from trade receivables, guarantees, supply chain finance and cash investments. The Group credit risk management process provides a framework for assessing and managing counterparties’ credit risk and for maintaining our risk at an acceptable level.

(i)	Commercial credit risk management

For the commercial credit exposure, which arises from sales to final customers, the risk management area, in accordance with the current delegation level, approves or request the approval of credit risk limits for each counterparty.

Vale Fertilizantes attributes an internal credit risk rating for each counterparty using its own quantitative methodology for credit risk analysis, which is based on market prices, external credit ratings and financial information of the counterparty, as well as qualitative information regarding the counterparty’s strategic position and history of commercial relations.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

Based on the counterparty’s credit risk, risk mitigation strategies may be used to manage the Group‘s credit risk. The main credit risk mitigation strategies include non-recourse discount of receivables, insurance instruments, letters of credit, corporate and bank guarantees, mortgages, among others.

The Group has a diversified accounts receivable portfolio from a geographical standpoint and according to each region, different guarantees can be used to enhance the credit quality of the receivables.

(ii)	Treasury credit risk management

To manage the credit exposure arising from cash investments, credit limits are approved to each counterparty with whom we have credit exposure.

Furthermore, we control the portfolio diversification and monitor different indicators of solvency and liquidity of the different counterparties that were approved for trading.

d)	Market risk management

The Group is exposed to the behavior of several market risk factors that can impact its cash flow. The assessment of this potential impact arising from the volatility of risk factors and their correlations is performed periodically to support the decision making process regarding the risk management strategy, that may incorporate financial instruments, including derivatives.

The portfolio of these financial instruments is monitored on a monthly basis, enabling overview of financial results and its impact on cash flow.

Considering the nature of the Group’s business and operations, the main market risk factors which the Group is exposed to are:
Foreign exchange and interest rates;
Product prices and input costs.

e)	Foreign exchange and interest rate risk

The Group’s cash flow is subjected to volatility of several currencies, as its product are predominantly priced in US dollar, while most of the costs, disbursements and investments are denominated in other currencies, mainly Brazilian real.

In order to reduce the potential impact that arises from this currency mismatch, derivatives instruments may be used as a risk mitigation strategy.

The Group has also exposure to interest rates risks over loans and financings. The US Dollar floating rate debt in the portfolio consists mainly of loans including commercial banks.

Currency exposure
The currency exposure is primarily indexed to the US Dollars as following:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

		(unaudited)
	2016	2015

Liabilities
Loans and borrowings	(3,154)	(5,106)
Suppliers	(10,480)	(14,400)
Supply chain finance	(72,401)	(266,822)
Currency exposure	(86,035)	(286,328)

The following exchange rates were applied during the year

	Average rate		Closing rate
	2016	(unaudited) 2015	2016	(unaudited) 2015

USD	3.4833	3.3387	3.2591	3.9048

Sensitivity analysis
Taking into account the current exposition of the Group to the risk of changes in the exchange rates, a possible devaluation of the Real in relation to the North American dollar will cause an unfavorable effect to the Group.

From the exchange rate from December 31, 2016 (R$ 3.2591 per US$ 1.00), the Group took the following scenarios into account: (i) probable - additional devaluation of 7.39% with regards to the rate of December 31st, 2016 (FOCUS/BACEN report released in January 2nd, 2017), with rate of BRL 3.50 per USD 1.00; (ii) possible - additional devaluation of 25% with regards to the rate of December 31st, 2016, with rate of BRL 4.07 per USD 1.00; and (iii) remote - additional devaluation of 50% with regards to the rate from December 31, 2016, with exchange reaching BRL 4.89 per USD 1.00.

Taking into account the behavior of the exchange rates for the mentioned dates and scenarios, the administration estimates that the Group would incur in the following losses.

Exchange risk	Probable	Possible	Remote

	FOCUS/BACEN +
Exchange increase from	7.39% (BRL 3.50	+ 25% (BRL 4.07	+ 50% (BRL 4.89
BRL 3.2591 per USD 1.00	per USD 1.00)	per USD 1.00)	per USD 1.00)
Loans and borrowings	(233)	(788)	(1,577)
Suppliers and suppliers chain finance	(11,327)	(38,318)	(76,636)
Total effect on the result	(11,560)	(39,106)	(78,213)

f)	Risk of product and input prices

The Group is also exposed to market risks including commodities price and input price volatilities. In accordance with risk management policy, risk mitigation strategies involving commodities can be used to adjust the cash flow risk profile and reduce the Group’s cash flow volatility.

g)	Operational risk management

The operational risk management is the structured approach that the Group uses to manage uncertainty related to possible inadequate or failure in internal processes, people, systems and external events.

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The main operational risks are periodically monitored, ensuring the effectiveness of preventive and mitigating key controls in place and the execution of the risk treatment strategy (implementation of new or improved controls, changes in the risk environment, risk sharing by contracting insurance, provisioning of resources, etc.).

Therefore, the Group seeks to have a clear view of its major risks, the best cost-benefit mitigation plans and the effectiveness of the controls in place, monitoring the potential impact of operational risk and allocating capital efficiently.

h)	Risks of interest rates

The Group has financings contracted in national currency, subordinated to the interest rate bound to the Long-Term Interest Rate - TJLP. The risks inherent to these liabilities arise due to the possibility of existing fluctuations in these rates. The Group has not negotiated contracts of derivatives for making coverage for this risk because it understands that the risk is mitigated by the existence of assets indexed to the CDI.

The analysis of interests sensitiveness on the financings used as probable scenarios to TJLP the current 7.5%. The administration understands that the risk related to the interest rate refers to a potential increase of interests. Scenarios I and II take into account an increase in this rate of 25% and of 50%, respectively.

	Probable scenario	Scenario I	Scenario II
TJLP (per year)	7.5% (TJLP)	7.50% (TJLP+25%)	7.50% (TJLP+50%)
Projected interests - total effect on the result	(973)	(1,208)	(1,437)

The analysis of interests sensitivities on the receivables used as probable scenarios to CDI the current 14%. The administration understands that the risk related to the interest rate refers to a potential decrease of interests. Scenarios I and II take into account an decrease in this rate of 25% and of 50%, respectively.

	Probable scenario	Scenario I	Scenario II
CDI (per year)	14.0% (CDI)	10.5% (CDI-25%)	7.0% (CDI-50%)
Projected interests - total effect on the result	27,204	20,403	13,602

i)	Capital management

The Group’s policy aims at establishing a capital structure that will ensure the continuity of our business in the long term. Within this perspective, the Group has been able to deliver value to stockholders through dividend payments and capital gain, and at the same time maintain a debt profile suitable for its activities, with an amortization well distributed over the years, thus avoiding a concentration in one specific period.

According to the summary below, the Group presented net debt on December 31st, 2016 and 2015.

		(unaudited)
	2016	2015
Total liabilities	1,179,933	1,164,100
Less: cash and cash equivalents	(104,419)	(221,798)
Net debt	1,075,514	942,302
Net assets	4,043,612	4,082,476
Leverage ratio	0.27	0.23

j)	Insurance

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

The Group contracts several types of insurance policies, such as operational risk policy, engineering risks insurance (projects), civil responsibility, life insurance policy for their employees, among others. The coverage of these policies is similar to the ones used in general by the mining industry and is issued in line with the objectives defined by the Group, with the corporate risk management policy and the limitation imposed by the insurance and reinsurance global market. In general, the Group’s assets directly related with its operations are included in the coverage of insurance policies.

Insurance management is performed with the support of existing insurance committees in the various operational areas of the Group. Among the management instruments, Vale uses captive reinsurance to balance the price on reinsurance contracts with the market, as well as, enable direct access to key international markets of insurance and reinsurance.

20 Financial Instruments Classification

The Group classifies its financial instruments in accordance with the purpose for which they were acquired, and determines the classification and initial recognition according to the following categories:

	December 31, 2016		(unaudited) December 31, 2015
	Loans and receivables or amortized cost	Total	Loans and receivables or amortized cost	Total
Financial assets
Current
Cash and cash equivalents	104,419	104,419	221,798	221,798
Judicial deposits	61,003	61,003	42,860	42,860
Trade receivables	64,915	64,915	65,048	65,048
Trade receivables due from related parties	11,158	11,158	20,389	20,389
	241,495	241,495	350,095	350,095
Non-current
Trade receivables due from related parties	13,590	13,590	13,243	13,243
	13,590	13,590	13,243	13,243
Total of financial assets	255,085	255,085	363,338	363,338

Financial liabilities
Current
Trade payables	107,381	107,381	99,538	99,538
Supply chain finance	72,401	72,401	266,822	266,822
Loans and borrowings	17,447	17,447	15,314	15,314
Finance leases	4,506	4,506	4,083	4,083
Trade payables due to related parties	13,393	13,393	32,654	32,654
	215,128	215,128	418,411	418,411

Due to the short-term cycle, the fair value of cash and cash equivalents balances, financial investments, accounts receivable and accounts payable approximate their book values.

The classification of financial assets and liabilities by currencies are as follows:

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

	December 31, 2016
	R$	US$	EUR	CAD	ARS	Total
Financial assets
Current
Cash and cash equivalents	40,963	61,710	520	871	355	104,419
Judicial deposits	61,003	0	0	0	0	61,003
Trade receivables	56,979	7,842	0	94	0	64,915
Trade receivables due from related parties	11,155	0	0	3	0	11,158
	170,100	69,552	520	968	355	241,495
Non-current
Trade receivables due from related parties	13,590	0	0	0	0	13,590
	13,590	0	0	0	0	13,590
Total of financial assets	183,690	69,552	520	968	355	255,085

Financial liabilities
Current
Trade payables	90,602	15,664	0	0	1,115	107,381
Supply chain finance	0	72,401	0	0	0	72,401
Loans and borrowings	17,447	0	0	0	0	17,447
Finance leases	0	4,506	0	0	0	4,506
Trade payables due to related parties	2,369	11,024	0	0	0	13,393
	110,418	103,595	0	0	1,115	215,128
Non-current
Loans and borrowings	15,889	0	0	0	0	15,889
Trade payables due to related parties	0	52,694	0	0	0	52,694
	15,889	52,694	0	0	0	68,583
Total of financial liabilities	126,307	156,289	0	0	1,115	283,711

	(unaudited) December 31, 2015
	R$	US$	EUR	CAD	ARS	Total
Financial assets
Current
Cash and cash equivalents	127,539	91,469	858	315	1,617	221,798
Judicial deposits	42,860	0	0	0	0	42,860
Trade receivables	64,941	0	0	107	0	65,048
Trade receivables due from related parties	20,389	0	0	0	0	20,389
	255,729	91,469	858	422	1,617	350,095
Non-current
Trade receivables due from related parties	13,243	0	0	0	0	13,243
	13,243	0	0	0	0	13,243
Total of financial assets	268,972	91,469	858	422	1,617	363,338

Financial liabilities
Current
Trade payables	78,665	19,732	0	0	1,141	99,538
Supply chain finance	0	266,822	0	0	0	266,822
Loans and borrowings	15,314	0	0	0	0	15,314
Finance leases	0	4,083	0	0	0	4,083
Trade payables due to related parties	19,456	8,123	0	5,075	0	32,654
	113,435	298,760	0	5,075	1,141	418,411
Non-current
Loans and borrowings	27,928	0	0	0	0	27,928
Trade payables due to related parties	0	57,199	0	0	0	57,199
	27,928	57,199	0	0	0	85,127
Total of financial liabilities	141,363	355,959	0	5,075	1,141	503,538

Vale Fertilizantes S.A.
Carve-out Combined Consolidated Financial Statements on
December 31, 2016 and 2015

21 Commitments

The table below sets forth the annual minimum, required and non-cancelable, future payments related to the contractual obligations assumed by the Group as of December 31.

	2017	2018	2019	2020	2021 and thereafter
Operating lease	108,193	84,464	12,216	6,681	6,718
Total minimum payments required	108,193	84,464	12,216	6,681	6,718

The Group has operating leases for vehicles, machinery and equipment, as well as property leases for its operational facilities with third parties.

The total amount of operational leasing expenses for the year ended on December 31, 2016 was US$26,599 (2015: US$9,936).

22 Subsequent events

On January 30, 2017, by decision of Vale S.A., the Group settled in full the balances of loans and financings registered in the current and non-current liabilities.

Vale S.A sent as AFAC (Advanced payment for future increase of capital), the amount of USD 163,734, in September 2017, which will remain in classified as a AFAC until the next Extraordinary General Meeting in 2017.

The spin-off of Cubatão (SP) nitrogen and phosphate units into Vale Cubatão Fertilizantes Ltda. was completed on July 1, 2017 as part of the foregoing conditions for the conclusion of the acquisition of Vale Fertilizantes Group from Vale S.A. by Mosaic. Net assets transferred to Vale Cubatão is represented by amount of USD 367,396 based on appraisal report issued on July 1, 2017 (Note 8).

In August 2017, CADE (Administrative Council for Economic Defense), a Brazilian antitrust authority approved, without restrictions, the acquisition of Vale Fertilizantes by Mosaic.

On November 17, 2017 Vale S.A. announced that it entered into a quota purchase agreement with Yara International ASA (Yara), a company listed on the Oslo Stock Exchange, to sell its fully owned subsidiary Vale Cubatão Fertilizantes Ltda., which currently owns and operates the nitrogen and phosphate assets located in Cubatão, Brazil.

The purchase price is US$ 255,000 to be paid in cash upon the closing of the transaction contemplated by the purchase agreement, which is expected to occur in the second semester of 2018. Consummation of the transaction is subject to the satisfaction of various conditions precedent, including the approval of the CADE and other authorities and a third party’s determination not to exercise, or to waive, by the end 2017, its right of first refusal on the same terms and conditions as proposed by Yara.